As filed with the Securities and Exchange Commission on June 6, 2022

REGISTRATION NO. 333 ‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0494517
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
320 Wakara Way
Salt Lake City, Utah 84108
(Address of Principal Executive Offices) (Zip Code)

MYRIAD GENETICS, INC. AMENDED AND RESTATED
2012 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

PAUL J. DIAZ
PRESIDENT AND CHIEF EXECUTIVE OFFICER
MYRIAD GENETICS, INC.
320 Wakara Way
Salt Lake City, Utah 84108
(801) 584-3600
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[X]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
		Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 2,000,000 additional shares of common stock, par value $0.01 per share (“Common Stock”) for issuance under the Myriad Genetics, Inc. Amended and Restated 2012 Employee Stock Purchase Plan (the “Purchase Plan”), which was approved by the Company’s stockholders at the Company’s annual meeting of stockholders on June 2, 2022. The Purchase Plan provides eligible employees with an opportunity to purchase shares of Common Stock, at a discount, on a tax-favored basis through payroll deductions in compliance with Section 423 of the Internal Revenue Code of 1986, as amended.

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-185325) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-185325) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Item	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Registration Number
4.1	Restated Certificate of Incorporation, as amended	10-K (Exhibit 3.1)	8/15/2011	000-26642
4.2	Restated By-Laws	8-K (Exhibit 3.1)	10/15/2020	000-26642
4.3	Specimen common stock certificate	10-K (Exhibit 4.1)	8/15/2011	000-26642
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included in the signature page of this registration statement).
99.1	Amended and Restated 2012 Employee Stock Purchase Plan	8-K (Exhibit 10.1)	6/2/2022	000-26642
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on June 6, 2022.

MYRIAD GENETICS, INC.
By	/s/ Paul J. Diaz
Paul J. Diaz
President, Chief Executive Officer and Director

Each person whose signature appears below constitutes and appoints Paul J. Diaz and R. Bryan Riggsbee, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Myriad Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul J. Diaz	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2022
Paul J. Diaz

/s/ R. Bryan Riggsbee	Chief Financial Officer (Principal Financial Officer)	June 6, 2022
R. Bryan Riggsbee

/s/ Natalie Munk	Chief Accounting Officer (Principal Accounting Officer)	June 6, 2022
Natalie Munk

/s/ S. Louise Phanstiel	Director	June 6, 2022
S. Louise Phanstiel

/s/ Heiner Dreismann	Director	June 6, 2022
Heiner Dreismann, Ph.D.

/s/ Rashmi Kumar	Director	June 6, 2022
Rashmi Kumar

/s/ Dennis Langer	Director	June 6, 2022
Dennis Langer, M.D., J.D.

/s/ Lee N. Newcomer	Director	June 6, 2022
Lee N. Newcomer, M.D.

/s/ Colleen F. Reitan	Director	June 6, 2022
Colleen F. Reitan

/s/ Daniel M. Skovronsky	Director	June 6, 2022
Daniel M. Skovronsky, M.D., Ph.D.

/s/ Daniel K. Spiegelman	Director	June 6, 2022
Daniel K. Spiegelman